Exhibit 99.1

Landmark Infrastructure Partners LP

Pro Forma Consolidated and Combined Financial Statements

(Unaudited)

Set forth below are the unaudited pro forma consolidated and combined statement of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 and the consolidated and combined balance sheet as of September 30, 2015 (together with the notes to the unaudited pro forma consolidated and combined financial statements, the “pro forma financial statements”), of Landmark Infrastructure Partners LP (together with its combined entities, the “Partnership,” “we,” “our” or “us”). The pro forma financial statements have been prepared based on certain pro forma adjustments to the consolidated and combined financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by our Current Report on Form 8-K dated December 2, 2015, and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2015. The pro forma financial statements should be read in conjunction with such historical consolidated and combined financial statements, including the related financial statement notes.

The Partnership recently completed three drop-down acquisitions.  In connection with the September 21, 2015 acquisition, Landmark Infrastructure Operating Company LLC (“OpCo”), a wholly owned subsidiary of the Partnership, acquired 65 tenant sites from Landmark Infrastructure Holding Company LLC (“HoldCo”), a wholly owned subsidiary of Landmark Dividend LLC (“Landmark”), in exchange for total consideration of $20.3 million.  On November 19, 2015,  OpCo completed an acquisition of LD Acquisition Company 8 LLC, an entity owning 72 tenant sites and related real property interests, from Landmark Dividend Growth Fund-C LLC (“Fund C”), an affiliate of Landmark, in exchange for (i) 847,260 common units representing limited partner interests in the Partnership (“Common Units”), valued at approximately $13.0 million, and (ii) cash consideration of approximately $17.3 million. Additionally, on November 19, 2015, OpCo completed an acquisition of LD Acquisition Company 10 LLC, an entity owning 136 tenant sites and related real property interests, from Landmark Dividend Growth Fund-F LLC (“Fund F”), an affiliate of Landmark, in exchange for (i) 1,266,317 Common Units, valued at approximately $19.5 million, and (ii) cash consideration of approximately $25.0 million.

Additionally, on March 4, 2015,  April 8, 2015, July 21, 2015, and August 18, 2015 the Partnership acquired 81, 73, 100, and 193 tenant sites from Landmark and affiliates in exchange for total consideration of $25.2 million, $22.1 million, $35.7 million, and $66.4 million, respectively. From January 1, 2015 to November 19, 2015, the Partnership acquired a total of 720 tenant sites and related real property interests from Landmark and related affiliates in exchange for a total consideration of $244.5 million (collectively the “Acquisitions”).

The Acquisitions were deemed to be transactions between entities under common control, which requires the assets and liabilities transferred at the historical cost of the parent of the entities, with prior periods retroactively adjusted to furnish comparative information. Accordingly, the financial statements on and prior to September 30, 2015 have been retroactively adjusted to include the historical results and financial position of acquisitions from January 1, 2015 through September 30, 2015 for the periods in which the assets were under common control. The financial statements for the year ended December 31, 2014 have been retroactively adjusted to include the historical results and financial position of acquisitions from January 1, 2015 through September 30, 2015 for the periods in which the assets were under common control. The financial statements in future filings will also be retroactively adjusted to include the historical results and financial position of all Acquisitions. The differences between the cash consideration of each acquisition and the historical cost basis were allocated to Landmark Infrastructure Partners GP LLC, the Partnership’s general partner (the “General Partner”).

The pro forma financial statements have been prepared as if the November 19, 2015 acquisitions had taken place as of September 30, 2015, in the case of the pro forma consolidated and combined balance sheet, and as if the Acquisitions had taken place on January 1, 2014, in the case of the pro forma consolidated and combined statement of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014. Our pro forma financial statements are presented for illustrative purposes only and do not purport to (1) represent our financial position that would have actually occurred had the November 19, 2015 acquisitions occurred on September 30, 2015, (2) represent the results of our operations that would have actually occurred had the Acquisitions occurred on January 1, 2014 and (3) project our financial position or results of operations as of any future date or for any future period, as applicable.

The Acquisitions included certain real estate rights that were acquired during the year ended December 31, 2014 and during the nine months ended September 30, 2015 by Landmark. The pro forma consolidated and combined statement of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 have been prepared as if the Acquisitions had taken place on January 1, 2014. The pro forma adjustments are based on currently available information and certain estimates and assumptions; actual adjustments may differ from the pro forma adjustments. However, we believe the assumptions are reasonable for presenting the significant effects of the Acquisitions and that the pro forma adjustments give appropriate effect to those assumptions are factually supportable and are properly applied in the unaudited pro forma consolidated and combined financial statements.

Substantially all tenant sites and real property interests acquired by the Partnership in connection with the Acquisitions are occupied by single tenants subject to net lease agreements that are effectively triple net leases whereby the tenant or the underlying property owner are responsible for expenses associated with the property, and no single asset included in the Acquisitions represented 10% or more of its total assets as reflected on its latest balance sheet filed with the Securities and Exchange Commission (the “SEC”) prior to the Acquisitions. For those assets leased to single tenants that are subject to lease agreements that are effectively triple net leases, the Partnership believes that financial information about the tenants, or the parent company of which the tenant is a wholly owned subsidiary, is more relevant to investors than financial statements of the acquired tenant site. These tenants, or their parent companies, are public companies that provide publicly available financial statements in reports filed with the SEC at http://www.sec.gov. The information in the table below sets forth the portion of the Acquisitions purchase price attributable to assets with tenants listed below and is provided to conform to Regulation S-X, Rule 3-14 aggregation rules:

Tenant	Purchase Price	Public Entity
T‑Mobile	$31,000,447	T-Mobile US, Inc.
AT&T Mobility	28,544,465	AT&T Inc.
Verizon	24,213,442	Verizon Communications Inc.
Sprint	21,821,854	Sprint Corporation
Crown Castle	20,632,323	Crown Castle International Inc.

The Partnership’s unaudited pro forma consolidated and combined financial statements were prepared in accordance with Article 11 of Regulation S‑X, using the assumptions set forth in the notes to the unaudited pro forma consolidated and combined financial statements. The Partnership’s unaudited pro forma consolidated and combined financial statements also do not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Acquisitions described above.

Landmark Infrastructure Partners LP

Pro Forma Consolidated and Combined Balance Sheet

As of September 30, 2015

(Unaudited)

						Landmark
	Landmark	Fund C		Fund F		Infrastructure
	Infrastructure	Pro Forma		Pro Forma		Partners LP
	Partners LP	Adjustments		Adjustments		Pro Forma
Assets	A
Land	$6,977,145	$635,741	B	$649,898	B	$8,262,784
Real property interests, net	279,911,265	22,729,545	B	31,120,542	B	333,761,352
Land and net real property interests	286,888,410	23,365,286		31,770,440		342,024,136
Investments in receivables, net	8,305,178	—		—		8,305,178
Cash and cash equivalents	273,090	—		—		273,090
Rent receivables, net	741,504	—		—		741,504
Due from Landmark and affiliates	2,111,822	—		—		2,111,822
Deferred loan costs, net	2,976,610	—		—		2,976,610
Deferred rent receivable	499,139	—		—		499,139
Other intangible assets, net	8,099,980	736,239	B	1,040,870	B	9,877,089
Other assets	150,433	—		—		150,433
Total assets	$310,046,166	$24,101,525		$32,811,310		$366,959,001
Liabilities and equity
Revolving credit facility	$164,500,000	$17,274,154	C	$24,979,896	C	$206,754,050
Accounts payable and accrued liabilities	505,729	341,853	E	821,582	E	1,669,164
Other intangible liabilities, net	10,742,540	948,997	B	971,978	B	12,663,515
Prepaid rent	2,617,307	—		—		2,617,307
Derivative liabilities	2,218,717	—		—		2,218,717
Total liabilities	180,584,293	18,565,004		26,773,456		225,922,753

Equity	129,461,873	5,536,521	D, E	6,037,854	D, E	141,036,248
Total liabilities and equity	$310,046,166	$24,101,525		$32,811,310		$366,959,001

Landmark Infrastructure Partners LP

Pro Forma Consolidated and Combined Statement of Operations

For the Nine months Ended September 30, 2015

(Unaudited)

		Previous		September 21,		Fund C		Fund F		Landmark
	Landmark	Acquisitions		2015 Acquisition		Acquisition		Acquisition		Infrastructure
	Infrastructure	Pro Forma		Pro Forma		Pro Forma		Pro Forma		Partners LP
	Partners LP	Adjustments		Adjustments		Adjustments		Adjustments		Pro Forma
Revenue	AA	CC		DD		DD		DD
Rental revenue	$16,300,304	$1,366,016	EE	$644,352	EE	$1,366,183	EE	$1,967,879	EE	$21,644,734
Interest income on receivables	605,180	3,218	FF	—		—		—		608,398
Total revenue	16,905,484	1,369,234		644,352		1,366,183		1,967,879		22,253,132
Expenses
Management fees to affiliate	91,650	—		—		—		—		91,650
Property operating	19,459	—		—		—		—		19,459
General and administrative	2,107,354	—		—		—		—		2,107,354
Acquisition-related	2,958,276	—		—		—		—		2,958,276
Amortization	4,176,426	520,938	GG	175,393	GG	334,059	GG	421,185	GG	5,628,001
Impairments	3,578,744	—		—		—		—		3,578,744
Total expenses	12,931,909	520,938		175,393		334,059		421,185		14,383,484
Other income and expenses
Interest expense	(4,495,384)	(1,283,793)	HH	(361,140)	HH	(319,129)	HH	(615,317)	HH	(7,074,763)
Loss on early extinguishment of debt	(902,625)	—		—		—		—		(902,625)
Unrealized loss on derivatives	(1,909,817)	—		—		—		—		(1,909,817)
Gain on sale of real property interest	82,026	—		—		—		—		82,026
Total other income and expenses	(7,225,800)	(1,283,793)		(361,140)		(319,129)		(615,317)		(9,805,179)
Net income (loss)	$(3,252,225)	$(435,497)		$107,819		$712,995		$931,377		$(1,935,531)
Less: Net loss attributable to Predecessor	(1,198,734)	—		—		—		—		(1,198,734)
Net income (loss) attributable to partners	$(2,053,491)	$(435,497)		$107,819		$712,995		$931,377		$(736,797)
Net loss per limited partners unit
Common units – basic and diluted	$(0.13)									$(0.01)
Subordinated units – basic and diluted	$(0.38)									$(0.21)
Weighted-average limited partner units outstanding
Common units – basic and diluted	6,500,519									8,614,096
Subordinated units – basic and diluted	3,135,109									3,135,109

Landmark Infrastructure Partners LP

Pro Forma Consolidated and Combined Statement of Operations

For the Year Ended December 31, 2014

(Unaudited)

		Previous		September 21,		Fund C		Fund F		Landmark
	Landmark	Acquisitions		2015 Acquisition		Acquisition		Acquisitions		Infrastructure
	Infrastructure	Pro Forma		Pro Forma		Pro Forma		Pro Forma		Partners LP
	Partners LP	Adjustments		Adjustments		Adjustments		Adjustments		Pro Forma
Revenue	BB	CC		DD		DD		DD
Rental revenue	$17,450,889	$4,944,632	EE	$1,056,563	EE	$1,759,411	EE	$2,575,436	EE	$27,786,931
Interest income on receivables	709,030	11,231	FF	—		—		—		720,261
Total revenue	18,159,919	4,955,863		1,056,563		1,759,411		2,575,436		28,507,192
Expenses
Management fees to affiliate	499,329	—		—		—		—		499,329
Property operating	24,720	—		—		—		—		24,720
General and administrative	820,522	—		—		—		—		820,522
Acquisition-related	379,988	—		—		—		—		379,988
Amortization	4,452,068	1,306,146	GG	293,508	GG	445,931	GG	563,691	GG	7,061,344
Impairments	258,834	—		—		—		—		258,834
Total expenses	6,435,461	1,306,146		293,508		445,931		563,691		9,044,737
Other income and expenses
Interest expense	(6,202,788)	(1,677,563)	HH	(500,040)	HH	(425,506)	HH	(615,317)	HH	(9,421,214)
Loss on early extinguishment of debt	(2,905,259)	—		—		—		—		(2,905,259)
Realized loss on derivatives	(213,181)	—		—		—		—		(213,181)
Unrealized loss on derivatives	(571,359)	—		—		—		—		(571,359)
Total other income and expenses	(9,892,587)	(1,677,563)		(500,040)		(425,506)		(615,317)		(13,111,013)
Net income	$1,831,871	$1,972,154		$263,015		$887,974		$1,396,428		$6,351,442
Less: Net income attributable to Predecessor	4,530,219	—		—		—		—		4,530,219
Net (loss) income attributable to partners	$(2,698,348)	$1,972,154		$263,015		$887,974		$1,396,428		$1,821,223
Net loss per limited partners unit
Common units – basic and diluted	$(0.34)									$0.15
Subordinated units – basic and diluted	$(0.34)									$0.15
Weighted-average limited partner units outstanding
Common units – basic and diluted	4,702,665									8,815,094
Subordinated units – basic and diluted	3,135,109									3,135,109

Landmark Infrastructure Partners LP

Notes to Pro Forma Consolidated and Combined Financial Statements

(Unaudited)

The unaudited pro forma consolidated and combined financial statements present the impact of the Acquisitions on our financial position and results of operations. The pro forma adjustments have been prepared as if the November 19, 2015 acquisitions from Fund C and Fund F  had taken place as of September 30, 2015, in the case of the pro forma consolidated and combined balance sheet, and as if the Acquisitions had taken place as of January 1, 2014, in the case of the pro forma consolidated and combined statements of operations for the nine months ended September 30, 2015 and year ended December 31, 2014.

The adjustments to the pro forma consolidated and combined balance sheet as of September 30, 2015 are as follows:

(A)

Reflects the historical consolidated and combined balance sheet of Landmark Infrastructure Partners LP as of September 30, 2015 as filed with the SEC on its Form 10-Q for the nine months ended September 30, 2015. The September 21, 2015 acquisition is included in the historical consolidated and combined balance sheet of Landmark Infrastructure Partners LP as of September 30, 2015 as filed with the SEC on its Form 10-Q for the nine months ended September 30, 2015.

(B)

On November 19, 2015, the Partnership completed acquisitions from Fund C and Fund F, affiliates of Landmark entities owning 72 and 136 tenant sites and related real property interests. Substantially all of the tenant sites and related real property interests were subject to lease agreements that are effectively triple net leases. The assets acquired and liabilities assumed are recorded at Landmark’s historical cost, as these acquisitions are deemed to be transactions between entities under common control. The difference between the total consideration and Landmark’s basis in the assets was allocated to the General Partner. The following is the allocation of the historical cost of tenant sites and related real property interests acquired by Landmark:

	Fund C	Fund F	Total
	Acquisition	Acquisition	Historical Basis
Land	$635,741	$649,898	$1,285,639
Real property interests, net	22,729,545	31,120,542	53,850,087

Acquired above-market leases	145,559	182,075	327,634
Value of in-place leases	590,680	858,795	1,449,475
Other intangible assets, net	736,239	1,040,870	1,777,109

Acquired below-market leases	(948,997)	(971,978)	(1,920,975)
	$23,152,528	$31,839,332	$54,991,860

(C)

The Fund C acquisition was funded with the issuance of 847,260 common units, valued at approximately $13.0 million, and cash consideration of approximately $17.3 million, of which $15.1 million was used to repay Fund C’s indebtedness. The Fund F acquisition was funded with the issuance of 1,266,317 common units, valued at approximately $19.5 million, and cash consideration of approximately $25.0 million, of which $24.5 million was used to repay Fund F’s indebtedness.  The cash consideration was funded with borrowings under our existing credit facility.

(D)

The assets and liabilities acquired are recorded at Landmark’s historical cost, as the Fund C and Fund F acquisitions are deemed to be transactions between entities under common control, and the difference, totaling approximately $19.8 million, between the historical basis of the assets and liabilities, as allocated above in footnote (B), and the purchase price paid by the Partnership is allocated to the General Partner. In connection with the Fund C and Fund F acquisitions, the Partnership issued 847,260 and 1,266,317 common units as part of the consideration for the transaction as described above. The common units had an aggregate value at the time of closing of approximately $13.0 million and $19.5 million. The following table summarizes the adjustments made to equity as of September 30, 2015:

	Fund C	Fund F
	Acquisition	Acquisition	Total
Allocation to the General Partner	$(7,169,430)	$(12,641,846)	$(19,811,276)
Issuance of common units	13,047,804	19,501,282	32,549,086
Acquisition-related expenses (see footnote E below)	(341,853)	(821,582)	(1,163,435)
Pro Forma Equity Adjustment	$5,536,521	$6,037,854	$11,574,375

(E)

The Partnership incurred approximately $500,000 in nonrecurring legal and financial advisor fees related to the Fund C and Fund F acquisitions. Additionally, Landmark incurred one-time acquisition-related fees for each individual tenant site acquired by Landmark, which totaled $663,435 for the 208 tenant sites, prior to the pool of real property interest being sold to the Partnership.

The following adjustments to the pro forma consolidated and combined statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 are shown as if the Acquisitions occurred on January 1, 2014:

(AA)

Reflects the historical consolidated and combined statement of operations of Landmark Infrastructure Partners LP for the nine months ended September 30, 2015 as filed with the SEC on its Form 10-Q for the nine months ended September 30, 2015.  The acquisitions made prior to September 30, 3015 were deemed to be transactions between entities under common control, which requires the assets and liabilities transferred at the historical cost of the parent of the entities, with prior periods retroactively adjusted to furnish comparative information. Accordingly, the financial statements for the nine months ended September 30, 2015 have been retroactively adjusted to include the historical results of the March 4, 2015,  April 8, 2015, July 21, 2015, August 18, 2015, and September 21, 2015 acquisitions for the periods in which the assets were under common control.

(BB)

Reflects the historical consolidated and combined statement of operations of Landmark Infrastructure Partners LP for the year ended December 31, 2014 as filed with the SEC on Form 10-K for the year ended December 31, 2014, as amended by Form 8-K filed on December 2, 2015. The financial statements for the year ended December 31, 2014, have been retroactively adjusted to include the historical results of the Partnership’s acquisitions from January 1, 2015 through September 30, 2015 for the periods in which the assets were under common control.

(CC)

Previous acquisitions pro forma adjustments reflect pro forma adjustments as if the March 4, 2015,  April 8, 2015, July 21, 2015, and the August 18, 2015 acquisitions occurred on January 1, 2014. The historical consolidated and combined statement of operations of Landmark Infrastructure Partners LP for the nine months ended September 30, 2015 and the year ended December 31, 2014, include historical results of the March 4, 2015,  April 8, 2015, July 21, 2015, August 18, 2015, and September 21, 2015 acquisitions for the periods in which the assets were under common control. In the case of the September 30, 2015 pro forma consolidated and combined statement of operations, certain assets were acquired by Landmark during 2015, accordingly pro forma adjustments are made for the period the assets were not under common control to reflect the operations of those acquired assets as though the assets were acquired as of

January 1, 2014. In the case of the December 31, 2014, pro forma consolidated and combined statement of operations, certain assets were acquired by Landmark during 2014 and 2015, according pro forma adjustments are made for the period the assets were not under common control to reflect the operations of those acquired assets as though the assets were acquired as of January 1, 2014.

(DD)	Reflects pro forma adjustments as if the September 21, 2015 and Fund C and Fund F acquisitions occurred on January 1, 2014.
(EE)

Reflects the estimated rental revenue for leased tenant sites based on the contractual lease terms recognized on a straight-line basis, for tenants under lease arrangements with minimum fixed and determinable increases over the non‑cancellable term of the related leases (when collectability is reasonably assured), as if the Acquisitions occurred on January 1, 2014, as well as amortization of above‑market and below‑market lease intangibles based on the preliminary allocation of the historical cost of tenant sites acquired.

(FF)	Reflects the interest income associated with the revaluation of the transfer from HoldCo of an investment in receivables included in the July 21, 2015 acquisition.
(GG)	Reflects the amortization of real property interests and in-place lease intangibles based on the allocation of the historical cost of tenant sites and related property interests acquired.
(HH)

Reflects the interest expense associated with the borrowings under the Partnership’s existing credit facility to fund each Acquisition at an effective rate of 2.5%. Interest expense was determined based on the terms under our revolving credit facility which bears interest at one-month LIBOR plus 2.5% and is net of the non-use fee of 25 basis points. The effective rate was based on a one-month LIBOR rate of 0.21% as of November 19, 2015.

Pro Forma Net Income Per Limited Partner Unit

Net income per unit applicable to common units and to subordinated units is computed by dividing the respective limited partners’ interest in net income subsequent to our initial public offering (“IPO”), by the weighted-average number of common units and subordinated units, respectively, outstanding for the period. Because we have more than one class of participating securities, we use the two-class method when calculating the net income per unit applicable to limited partners. The classes of participating securities include common units, subordinated units, and incentive distribution rights. Under the two-class method, cash distributions declared less than (greater than) net income are allocated to the limited partners based on their respective sharing of income specified in the partnership agreement. Cash distributions made to our unitholders are determined according to the actual distributions declared, and no cash distributions were declared on the incentive distribution rights during the periods. Basic and diluted net income per unit are the same because we do not have any potentially dilutive units outstanding for the period presented.

The pro forma basic and diluted net income per limited partner unit is determined by dividing the limited partners’ interests in pro forma net income subsequent to the IPO by the number of average common and subordinated units outstanding for the period subsequent to the IPO.